Exhibit 10.4

AMENDED AND RESTATED COMPANY SHAREHOLDER TRANSACTION SUPPORT AGREEMENT

This AMENDED AND RESTATED COMPANY SHAREHOLDER TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of August 11, 2021, by and among Pathfinder Acquisition Corporation, a Cayman Islands exempted company (“Pathfinder”), ServiceMax, Inc., a Delaware corporation (the “Company”), Pathfinder Acquisition LLC (the “Sponsor”) and SLP Snowflake Aggregator, L.P., a Delaware limited partnership (the “Shareholder”). Each of Pathfinder, the Company, Sponsor and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on July 15, 2021, (a) Pathfinder, the Company and Stronghold Merger Sub, Inc., a Cayman Islands exempted company incorporated with limited liability, entered into the Business Combination Agreement (the “Original Business Combination Agreement”), pursuant to which the parties thereto agreed to effect a series of transactions resulting in a business combination among the parties on the terms and subject to the conditions therein and (b) concurrently with the entry into the Original Business Combination Agreement, the Parties entered into the Company Shareholder Transaction Support Agreement (the “Original Shareholder Support Agreement”);

WHEREAS, each of the Original Business Combination Agreement and the Original Shareholder Support Agreement contemplated that, among other things, the parties hereto or thereto would reasonably cooperate and work in good faith to effectuate the Alternative Transaction Structure (as defined in the Original Business Combination Agreement) in the circumstances provided therein;

WHEREAS, concurrently with the execution of this Agreement, Pathfinder, the Company and Serve Merger Sub, Inc., (“Merger Sub”) a Delaware corporation, are amending and restating the Original Business Combination Agreement by entering into the Amended and Restated Business Combination Agreement (the “Business Combination Agreement”) to effectuate the Alternative Transaction Structure and under which, among other things, (a) on the Closing Date prior to the Closing, the Company will consummate the Pre-Closing Reorganization, (b) at the Effective Time, Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger (collectively, and together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, Section 8 of the Original Shareholder Support Agreement provides that the Original Shareholder Support Agreement may be amended if such amendment is in writing and signed by the Shareholder, the Sponsor and Pathfinder;

WHEREAS, in connection with the execution of the Business Combination Agreement, the Parties desire to amend and restate the Original Shareholder Support Agreement in its entirety on the terms and subject to the conditions herein;

WHEREAS, the Shareholder (a) is the record and beneficial owner of the number and class or series (as applicable) of Equity Securities of Parent set forth on Schedule A hereto (together with any other Equity Securities of the Parent that the Shareholder acquires record or beneficial ownership of after the date hereof, the “Subject Parent Units”) and (b) will be, upon consummation of the Pre-Closing Reorganization, the record and beneficial owner of the number of Company Post-Closing Shares determined pursuant to the Business Combination Agreement (together with any other Equity Securities of the Company that the Shareholder acquires record or beneficial ownership of after the date hereof, the “Subject Company Shares”, and together with the Subject Parent Units, the “Subject Securities”);

WHEREAS, in consideration for the benefits to be directly or indirectly received by the Shareholder in connection with the Transactions and as a material inducement to (a) Pathfinder agreeing to enter into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and to consummate the Transactions, (b) the Sponsor consenting to Pathfinder so entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and to consummate the Transactions and (c) Sponsor agreeing to enter into the Ancillary Documents to which it is or will be a party and to consummate the Transactions, the Shareholder agrees to enter into this Agreement and to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Shareholder acknowledges and agrees that (a) Pathfinder would not have entered into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party or agreed to consummate the Transactions, (b) the Sponsor would not have consented to Pathfinder entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and consummating the Transactions and (c) Sponsor would not have agreed to enter into the Ancillary Documents to which it is or will be a party and to consummate the Transactions, in each case, without the Shareholder entering into this Agreement and agreeing to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Consent to Transactions and Related Matters; Pre-Closing Reorganization.

(a) The Shareholder, on its behalf and on behalf of its Affiliates and any other holder of any of the Subject Securities originally held by it, hereby consents to the Business Combination Agreement, the Ancillary Documents and the Transactions (including for the avoidance of doubt, the Pre-Closing Reorganization and the Mergers). Without limiting the generality of the foregoing, prior to the Closing, (i) to the extent that it is necessary or advisable, in each case, as reasonably determined by Pathfinder or the Company, for any matters, actions or proposals to be approved by the Shareholder in furtherance of the Transactions as contemplated in the Business Combination Agreement and/or the Ancillary Documents, the Shareholder shall vote (and cause to be voted) the Subject Securities in favor of and/or consent to, as applicable, approve any such matters, actions or proposals promptly following written request thereof from Pathfinder or the Company, as applicable, and (ii) the Shareholder shall vote (and cause to be voted) the Subject Securities against and withhold consent or approval with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Article 5 of the Business Combination Agreement not being satisfied.

(b) The Shareholder agrees to (i) promptly (and in any event at or prior to the times required under the Business Combination Agreement and/or any applicable Ancillary Document) (A) execute and deliver all agreements, documents or instruments, necessary or advisable in furtherance of, the completion of the Pre-Closing Reorganization as described in the Business Combination Agreement, and (B) promptly take, or cause to be taken, all other necessary or advisable actions in connection with, or otherwise in furtherance of, the Pre-Closing Reorganization.

2. Other Covenants and Agreements.

(a) The Shareholder and the Company hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including the other Group Companies) shall have any further obligations or liabilities under each such agreement.

(b) The Shareholder hereby agrees to be bound by and subject to (i) Sections 4.3(a) (Confidentiality) and 4.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Shareholder is directly party thereto, and (ii) Section 4.2 (Efforts to Consummate; Litigation), the first sentence of Section 4.6(a) (Exclusive Dealing) and Section 7.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if such Shareholder is directly party thereto.

(c) The Shareholder acknowledges and agrees that Pathfinder is entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party, and Sponsor is consenting to Pathfinder entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party, in reliance upon the Shareholder entering into this Agreement and the Ancillary Documents to which it is or will be a party, and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the representations, warranties, agreements, covenants and obligations contained in this Agreement and the Ancillary Documents to which it is or will be a party and that, but for the Shareholder entering into this Agreement and the Ancillary Documents to which it is or will be a party, and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the representations, warranties, agreements, covenants and obligations contained in this Agreement and the Ancillary Documents to which it is or will be a party (i) Pathfinder would not have agreed to enter into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and to consummate the Transactions, (ii) the Sponsor would not have consented to Pathfinder so entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party or consummating the Transactions and (iii) the Sponsor would not have agreed to enter into the Ancillary Documents to which it is or will be a party and to consummate the Transactions.

3. Shareholder Representations and Warranties. The Shareholder represents and warrants to Pathfinder and the Sponsor as follows:

(a) If the Shareholder is not an individual, the Shareholder is a corporation, limited liability company, limited partnership or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) The Shareholder (if not an individual) has the requisite corporate, limited liability company, limited partnership or other similar power and authority and, if the Shareholder is an individual, legal capacity to execute and deliver this Agreement, to perform her, his or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by Pathfinder), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of her, his or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby or by the Business Combination Agreement, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder or the Company to perform, or otherwise comply with, any of their respective covenants, agreements or obligations hereunder in any material respect and the Company Parties, the Parent and Parent GP to perform, or otherwise comply with, any of their respective covenants, agreements or obligations under the Business Combination Agreement or any other Ancillary Document in any material respect.

(d) None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of her, his or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby or the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Shareholder’s Governing Documents, if any, or any shareholders, equityholders or other Contract relating to or affecting the ownership, voting, transfer or purchase of the Subject Securities (including the Parent Shareholder Agreements) (collectively, the “Parent Equityholder Arrangements”) (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Shareholder or any of her, his or its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Securities, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of her, his or its covenants, agreements or obligations hereunder in any material respect and the Company Parties to perform, or otherwise comply with, any of their respective covenants, agreements or obligations under the Business Combination Agreement in any material respect.

(e) The Shareholder is the record and beneficial owner of the Subject Parent Securities set forth on Schedule A as of the Original Effective Date and has valid, good and marketable title to such Subject Parent Securities as of the date hereof, free and clear of all Liens (other than transfer restrictions under applicable Securities Laws or as set forth in the Governing Documents of Parent). Except for the Subject Parent Units set forth on Schedule A and Subject Company Securities to be distributed to the Shareholder in connection with the Pre-Closing Reorganization, the Shareholder does not own, beneficially or of record, any Equity Securities of the Parent or any Group Company or have the right to acquire any Equity Securities of the Parent (other than pursuant to the preemptive rights to purchase Equity Securities of the Parent under certain circumstances on the terms and subject to the conditions set forth in the Third Amended and Restated Limited Partnership Agreement of Parent dated as of February 24, 2020 (the “Parent LPA”)) or any Group Company. The Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Securities and, except for this Agreement, the Business Combination Agreement, the Parent LPA and the Shareholder Rights Agreement, as applicable, the Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer any of the Subject Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Securities.

(f) As of the date of this Agreement, there is no Proceeding pending or, to the Shareholder’s knowledge, threatened against or involving the Shareholder or any of her, his or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect and the Company Parties to perform, or otherwise comply with, any of their respective covenants, agreements or obligations under the Business Combination Agreement in any material respect.

(g) The Shareholder, on her, his or its own behalf and on behalf of her, his or its Representatives, acknowledges, represents, warrants and agrees that (i) she, he or it and her, his or its Representatives have conducted their own independent review and analysis of, and, based thereon, have formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Pathfinder and the Transactions and (ii) she, he or it and her, his or its Representatives have been furnished with or given access to such documents and information about Pathfinder and Pathfinder’s businesses and operations as she, he or it and her, his or its Representatives have deemed necessary to enable her, him or it to make informed decisions with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which she, he or it is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Documents to which she, he or it is or will be a party, the Shareholder has relied solely on her, his or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which she, he or it is or will be a party and no other representations or warranties of Pathfinder (including, for the avoidance of doubt, none of the representations or warranties of Pathfinder set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and the Shareholder, on her, his or its own behalf and on behalf of such Shareholder’s Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which the Shareholder is or will be a party, none of Pathfinder or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4. Transfer of Subject Securities; Parent LPA. Except as expressly contemplated by the Business Combination Agreement, any Ancillary Document or with the prior written consent of each of Pathfinder and Sponsor, from and after the Original Effective Date until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms the Shareholder agrees (a) not to (i) Transfer (A) any of the Subject Securities or (B) rights of such Shareholder under the Parent LPA, the Shareholders Rights Agreement or any Parent Equityholder Arrangement, (ii) other than, for the avoidance of doubt, the distribution of Company Common Shares held by Parent to Vested Parent Equityholders as contemplated by the Pre-Closing Reorganization, consent to or approve any Transfer of any Equity Securities of Parent or Company by any other holder thereof, (iii) enter into (A) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer the Subject Securities or (B) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Securities, (iv) consent to or approve the issuance or grant of any Equity Securities of Parent or the Company, (v) enter into any voting trust, proxy or other Contract with respect to the voting or Transfer of the Equity Securities of Parent or the Company, (vi) amend, supplement, restate or otherwise modify, or waive any provision under, any of the Governing Documents of Parent, Parent GP or the Company or any Parent Equityholder Arrangement, (vii) other than, for the avoidance of doubt, the Pre-Closing Reorganization, authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Parent or Parent GP or (b) take, or cause to be taken, any actions that are in contravention of clauses (a) through (c). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5. Termination.

(a) This Agreement shall automatically terminate without any notice or other action by any Party, upon the earlier of (i) the Effective Time and (ii) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(a)(ii) shall not affect any liability on the part of any Party for Fraud or for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, (ii) Section 2(b)(i) (solely to the extent that it relates to Section 4.3(a) (Confidentiality) of the Business Combination Agreement), this Section 5 and the representations and warranties set forth in Sections 3(g) and (h) shall each survive any termination of this Agreement or the occurrence of the Effective Time, as applicable, and shall remain valid and binding obligations of the Parties, (iii) Section 2(b)(i) (solely to the extent that it relates to Section 4.4(a) (Public Announcements) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to clause (a) of this Section 5, (iv), Section 2(b)(ii) (solely to the extent that it relates to Section 7.18 (Trust Account Waiver) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(a)(ii) and (v) Sections 6 through 12 (in each case, to the extent related to any of the provisions that survive the termination of this Agreement) shall survive any termination of this Agreement or the occurrence of the Effective Time, as applicable, and shall remain valid and binding obligations of the Parties. For purposes of this Agreement, “Willful Breach” means a material breach of this Agreement that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Pathfinder prior to the Effective Time or to Sponsor, to:

c/o Pathfinder Acquisition LLC
1950 University Avenue, Suite 350
Palo Alto, CA 94303
Attention:       Lance Taylor
Email:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, 27th Floor
San Francisco, CA 94104
Attention:          Travis Lee Nelson P.C.;

                          Douglas E. Bacon, P.C.; and

                          Ryan Brissette
Email:               tnelson@kirkland.com;

                          douglas.bacon@kirkland.com; and

                          ryan.brissette@kirkland.com

If to Pathfinder, following the Effective Time, to:

c/o ServiceMax, Inc.

4450 Rosewood Drive

Pleasanton, CA 94588

Attention:          Nell O’Donnell

Email:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention:     Matthew Jacobson

Email:           matthew.jacobson@ropesgray.com

If to the Shareholder, to:

55 Hudson Yards

550 West 34th Street

40th Floor

New York, NY 10001

Attention:         Andrew J. Schader

Email:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention:         Matthew Jacobson

Email:              matthew.jacobson@ropesgray.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

7. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement (including the Original Shareholder Support Agreement), and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

8. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, the Sponsor and Pathfinder. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder or the Company without the prior written consent or Sponsor, and prior to the Effective Time, Pathfinder (to be withheld or given in such party’s sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 8 shall be void.

9. Fees and Expenses. Except, in the case of Pathfinder, as otherwise set forth in the Business Combination Agreement and the Sponsor Letter Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses, provided, that, any such fees and expenses incurred by the Sponsor or its Affiliates on or prior to the Closing shall, in the sole discretion of the Sponsor, be deemed to be fees and expenses of Pathfinder.

10. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11. Miscellaneous. Sections 7.5 (Governing Law), 7.7 (Construction; Interpretation), 7.10 (Severability), 7.11 (Counterparts; Electronic Signatures), 7.15 (Waiver of Jury Trial), 7.16 (Submission to Jurisdiction) and 7.17 (Remedies) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

PATHFINDER ACQUISITION CORPORATION

By:	/s/ David Chung
Name:	David Chung
Title:	Chief Executive Officer

PATHFINDER ACQUISITION LLC

By:	/s/ David Chung
Name:	David Chung
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Transaction Support Agreement]

SERVICEMAX, INC.

By:	/s/ Ellen O’Donnell
Name:	Ellen O’Donnell
Title:	Chief Legal Officer

SLP SNOWFLAKE AGGREGATOR, L.P.

By:	SLP V Aggregator GP, L.L.C.
By:	Silver Lake Technology Associates V, L.P.
By:	SLTA V (GP), L.L.C.
By:	Silver Lake Group, L.L.C.

By:	/s/ Ken Hao
Name:	Ken Hao
Title:	Managing Director

[Signature Page to Amended and Restated Transaction Support Agreement]

SCHEDULE A

Class/Series of Securities	Number of Securities
Class A Units of ServiceMax JV, LP	46,785,714